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                                                                      EXHIBIT 21





                         SUBSIDIARIES OF THE REGISTRANT



Name of Subsidiary                                      State of Incorporation
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Albex Aluminum, Inc. (fka Wirt Metal Products, Inc.)           Ohio

Ravens, Inc. (fka Ravens Metal Products, Inc.)                 Delaware
      Also does business as Ravens Trailer Sales

Signs and Blanks, Inc.                                         Ohio




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